UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Hagan, Chief Executive Officer of Boingo Wireless, Inc. (the “Company”), has communicated to the Company’s Board of Directors (the “Board”) his intention to retire as the Company’s Chief Executive Officer effective upon Mike Finley’s commencement of employment as described below.  Mr. Hagan will continue as a member of the Board following his retirement.

The Board has appointed Mike Finley, currently a non-employee member of the Board, as the Company’s Chief Executive Officer, effective on March 18, 2019.  Mr. Finley will remain a member of the Board, however, effective immediately, he will no longer serve on the Compensation Committee of the Board.

Mr. Finley currently serves on the Board of Directors of the Company and has previously served on its Compensation Committee. Prior to his appointment as Chief Executive Officer of the Company, Mr. Finley served as the President, North America and Australia and previously served as the Senior Vice President of Global Carrier Business Development for Qualcomm since April 2010. Mr. Finley received a B.S. and B.A. in Marketing from Creighton University and attended the General Manager Program in Executive Education at Harvard Business School. He currently serves on the board of the Los Angeles Sports and Entertainment Commission, and is a member of the Creighton University Hall of Fame.

The Compensation Committee of the Board and the Board have approved Mr. Finley’s compensation effective upon his becoming Chief Executive Officer as follows:  his annual base salary will be $500,000; his annual target incentive bonus will be 100% of base salary; he will be granted equity awards having a grant date value of $2,000,000 (subject to the same structure as fiscal 2019 equity awards granted to other executive officers); he will receive a $300,000 signing bonus (forfeitable if he voluntarily terminates within two years of his becoming CEO); he will be entitled to certain relocation-related benefits; and he will be entitled to 18 months of cash and medical coverage severance benefits if he is involuntarily terminated whether or not in connection with a change of control of the Company.  In addition,  Mr. Finley will be entitled to 24 months of vesting acceleration of equity awards if he is involuntarily terminated outside a change of control context and to full vesting acceleration if he is involuntarily terminated within three months prior to or 18 months following a change of control.

The Board has approved the combining of the roles of lead independent director and Chair and has appointed Lance Rosenzweig as Chair.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: February 21, 2019	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer

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